Exhibit 99.2

HUDSON HIGHLAND GROUP, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information filed herewith as Exhibit 99.2 is incorporated herein by reference and reflects the unaudited pro forma consolidated condensed statements of operations of Hudson Highland Group, Inc. (the “Company”) for the nine months ended September 30, 2007 and the year ended December 31, 2006 and the unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2007 reflecting the sale (the “Sale”) of the Company’s energy and engineering staffing business. The unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the Sale as if it occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to the Sale as if it occurred on September 30, 2007. The unaudited pro forma financial information is based on the historical financial statements of the Company after giving effect to the Sale and is not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the Sale occurred as of January 1, 2006 or September 30, 2007. The unaudited pro forma consolidated condensed financial statements have been prepared based on preliminary estimates. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma financial information. The unaudited pro forma financial information should be read in conjunction with the Company’s historical financial statements included in its Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter and nine months ended September 30, 2007.

Restatement

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 4, 2008, the Company has concluded that it will restate the consolidated financial statements in its previously issued Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. The Company will include the restated financial information in a filing with the Securities and Exchange Commission prior to or in connection with timely filing its Annual Report on Form 10-K for the year ended December 31, 2007.

The restatement relates to the timing of recording contingent payments related to the acquisition of Balance Ervaring Op Projectbasis B.V. (“Balance”) and to expense a portion of the contingent payments, including €1.3 million that was previously recorded as goodwill when the amount was paid in the second quarter of 2007. The restatement results in an increase in the Company’s and the Hudson Europe segment’s reported operating expenses and an equivalent reduction in EBITDA, operating income, income from continuing operations and net income for each of the periods as follows:

Year ended December 31, 2006	$1.7 million ($0.07 per basic and diluted share)

Nine months ended September 30, 2007	$0.9 million ($0.04 per basic and diluted share)

The financial information herein for the year ended December 31, 2006, the nine months ended September 30, 2007 and as of September 30, 2007 has been restated to reflect this restatement.

Discontinued Operations

On December 14, 2007, the Company completed the sale of all of the outstanding shares of its Netherlands reintegration subsidiary, Hudson Human Capital Solutions B.V. (“HHCS”). On October 2, 2007, certain of the Company’s subsidiaries entered into a purchase agreement to sell Hudson Asia Pacific’s trade and industrial business (“T&I”). The financial information herein for the year ended December 31, 2006, the nine months ended September 30, 2007 and as of September 30, 2007 have been restated to reflect HHCS and T&I as discontinued operations. Unaudited pro forma financial information for the sales of HHCS and T&I were included in a Current Report on Form 8-K filed December 19, 2007 and October 29, 2007, respectively.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the Nine Months Ended September 30, 2007
	Restated	Pro Forma Adjustments (A)	Pro Forma Results
Revenue	$996,372	$(107,781)	$888,591
Direct costs	604,158	(93,496)	510,662

Gross margin	392,214	(14,285)	377,929
Operating expenses:
Selling, general and administrative expenses	361,776	(11,874)	349,902
Acquisition-related expenses	4,462	—	4,462
Depreciation and amortization	11,154	(62)	11,092
Business reorganization expenses	4,638	—	4,638
Merger and integration recoveries	(795)	—	(795)

Operating income	10,979	(2,349)	8,630
Other income (expense):
Other, net	3,680	7	3,687
Interest, net	505	—	505

Income from continuing operations before provision for income taxes	15,164	(2,342)	12,822
Provision for income taxes	12,478	—	12,478

Income from continuing operations	$2,686	$(2,342)	$344

Earnings per share:
Basic income per share from continuing operations	$0.11		$0.01

Diluted income per share from continuing operations	$0.10		$0.01

Weighted average shares outstanding:
Basic	25,205,000		25,205,000
Diluted	25,958,000		25,958,000

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the Year Ended December 31, 2006
	Restated	Pro Forma Adjustments(A)	Pro Forma Results
Revenue	$1,310,362	$(152,488)	$1,157,874
Direct costs	831,047	(132,428)	698,619

Gross margin	479,315	(20,060)	459,255
Operating expenses:
Selling, general and administrative expenses	449,839	(14,085)	435,754
Acquisition-related expenses	1,687	—	1,687
Depreciation and amortization	19,913	(110)	19,803
Business reorganization expenses	6,048	(33)	6,015
Merger and integration expenses	373	(11)	362

Operating income (loss)	1,455	(5,821)	(4,366)
Other income (expense):
Other, net	1,570	14	1,584
Interest, net	(1,634)	—	(1,634)

Income (loss) from continuing operations before provision for income taxes	1,391	(5,807)	(4,416)
Provision for income taxes	3,771	—	3,771

Loss from continuing operations	$(2,380)	$(5,807)	$(8,187)

Basic and diluted per share:
Income from continuing operations	$(0.10)		$(0.33)

Weighted average shares outstanding:
Basic and Diluted	24,471,000		24,471,000

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	As of September 30, 2007
	Restated	Pro Forma Adjustments(B)	Pro Forma Results
ASSETS
Current assets:
Cash and cash equivalents	$34,874	$9,063	$43,937
Accounts receivable, net	230,293	(14,229)	216,064
Prepaid and other	16,764	530	17,294
Current assets of discontinued operations	7,340	—	7,340

Total current assets	289,271	(4,636)	284,635
Intangibles, net	74,685	—	74,685
Property and equipment, net	28,844	(235)	28,609
Other assets	7,407	3,344	10,751
Non-current assets of discontinued operations	1,091	—	1,091

Total assets	$401,298	$(1,527)	$399,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,917	$(2,284)	$28,633
Accrued expenses and other current liabilities	129,245	(5,038)	124,207
Short-term borrowings and current portion of long-term debt	15,494	—	15,494
Accrued business reorganization expenses	3,483	—	3,483
Accrued merger and integration expenses	440	—	440
Current liabilities of discontinued operations	4,855	—	4,855

Total current liabilities	184,434	(7,322)	177,112
Other non-current liabilities	20,205	—	20,205
Accrued business reorganization expenses, non-current	3,763	—	3,763
Accrued merger and integration expenses, non-current	398	—	398
Long-term debt, less current portion	27	—	27

Total liabilities	208,827	(7,322)	201,505

Total stockholders’ equity	192,471	5,795	198,266

	$401,298	$(1,527)	$399,771

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Pro Forma Adjustments

The accompanying unaudited pro forma consolidated condensed financial statements give effect to the following pro forma adjustments necessary to reflect the disposition and discontinuation of operations of the Company’s engineering and technical staffing division as outlined in the proceeding introduction as if the disposition occurred on January 1, 2006 in the unaudited pro forma consolidated condensed statements of operations and on September 30, 2007 in the unaudited pro forma consolidated condensed balance sheet.

(A)	Reduction of revenue and expenses are the result of the disposition of the Company’s energy and engineering staffing business. These amounts do not consider an allocation of corporate overhead to the companies that are to be divested, and therefore, selling general and administrative expenses do not reflect any potential reductions in costs in response to this change in the Company.

(B)	Reduction of assets and liabilities are as a result of the disposition of the Company’s energy and engineering staffing business and the estimated increase in cash of $9.1 million from the cash proceeds of $11.0 million, less other estimated payments and costs related to the disposition of approximately $1.9 million, the increase in prepaid and other for $0.6 million deposited into escrow, and a subordinated note in the aggregate principal amount of $5.0 million discounted to $3.4 million. The Company retained certain receivables and certain liabilities of the energy and engineering staffing business, which amounts resulted in net assets retained of approximately $2.1 million at September 30, 2007. Receivables to be retained were approximately $3.6 million at September 30, 2007.